EXHIBIT (10)(iii)(h)(iv)



                 ASSUMPTION AND BULK REINSURANCE AGREEMENT

          This Agreement is entered into effective as of 11:59 p.m. December 31, 1994 ("Effective Date"), between Stonewall Insurance
Company ("Ceding Company") and Infinity Insurance Company
("Reinsurer") with respect to the following:

                           1.  RECITALS
                               --------

          1.1 Ceding Company and Reinsurer entered into that certain Quota Share Agreement dated December 31, 1990 ("Quota Share Agreement") pursuant to which Reinsurer reinsured 90% of Ceding Company's liability with respect to private passenger automobile insurance policies issued by Ceding Company in California ("Automobile Policies").

          1.2 Pursuant to the Quota Share Agreement, Reinsurer has received 90% of the gross premiums received by Ceding Company from the Automobile Policies and Reinsurer currently maintains the required reserves with respect to its reinsurance obligations for the Automobile Policies.

          1.3 Ceding Company desires that as of the Effective Date Reinsurer shall (i) become liable for 100% of Ceding Company's liability with respect to the Automobile Policies and (ii) assume Ceding Company's rights and duties under the Automobile Policies.

          1.4 Reinsurer desires to assume the risks, rights and liabilities of the Ceding Company with respect to the Automobile
Policies as of the Effective Date under the terms and conditions set forth herein.

               2.  CESSION OF POLICIES AND RESERVES
                   --------------------------------

          2.1 As of the Effective Date hereof, the Ceding Company permanently cedes, transfers, assigns, and conveys, to Reinsurer one hundred percent (100%) of Ceding Company's risks, rights and liabilities in connection with all Automobile Policies.

          2.2 As consideration for its cession of the Automobile Policies to Reinsurer, Ceding Company shall transfer to Reinsurer an amount equal to the excess of Ceding Company's liabilities over its assets with respect to the Automobile Policies, in accordance with Section 6.1 hereof.

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                  3.  ASSUMPTION OF LIABILITIES
                      -------------------------

          3.1 Reinsurer hereby agrees to reinsure permanently on an assumption basis, as of the Effective Date, one hundred percent (100%) of Ceding Company's liabilities under the Automobile Policies, subject to all terms and provisions of the Automobile Policies. All liabilities on the Automobile Policies which were incurred by Ceding Company on or before the Effective Date shall be assumed by Reinsurer as shall all liabilities on the Automobile Policies incurred by Ceding Company after that date.

            4.  APPROVALS AND NOTICE TO POLICYHOLDERS
                -------------------------------------

          4.1 This Agreement is subject to the approval of the insurance regulatory authorities of the states of Florida and California and any other state that may have jurisdiction.

          4.2 Upon receipt of any approval required of any regulatory authority, Reinsurer hereby agrees to issue and to cause to be delivered to each policyholder, within thirty (30) days of receipt of such approvals, whose policy is ceded hereunder and shall be in force on or after the Effective Date, an Assumption Certificate which shall set forth the assumption of liability provided for under this Agreement substantially in the form of
Exhibit 1 attached hereto.

                         5.  ACCOUNTING
                             ----------

          5.1 Within thirty (30) days of the Effective Date Ceding Company and Reinsurer shall prepare an accounting of all Ceding Company's assets (excluding any investments) and liabilities as of December 31, 1994, as computed in accordance with statutory accounting principles with respect to the Automobile Policies and including, but not limited to unearned premium reserves, outstanding claims, outstanding claims reserves including IBNR, and any other expenses ("Accounting"). The Accounting shall include a statutory balance sheet relating to the Automobile Policies and shall include all Ceding Company's asset items (excluding any investments), liability items and a reinsurance credit to take into account the Quota Share Agreement.

                     6.  TRANSFER OF ASSETS
                         ------------------

          6.1 Within thirty (30) days of the completion of the Accounting which will be prepared pursuant to Section 5.1 hereof, Ceding Company shall transfer to Reinsurer cash equal to the excess

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of Ceding Company's liabilities over its assets with respect to the
Automobile Policies as reflected in the Accounting.

                           7.  RECORDS
                               -------

          7.1 Within ten (10) days of the Effective Date, Ceding Company shall deliver to Reinsurer or its designee, at a location of Reinsurer's choice, all contracts, records, files, charts, ledgers, and other documents or copies thereof maintained by Ceding Company in the servicing of the Automobile Policies, including any special actuarial data, reserve tables or other material prepared for use with the Automobile Policies. Ceding Company may maintain copies of or, upon request to Reinsurer, be allowed inspection at reasonable times of, such records, files, charts, ledgers, and other documents required by Ceding Company for reasonable purposes in the normal course of business. Ceding Company shall bear its own expenses in connection with the transfer of records and policy information required herein and hereafter.

                    8.  PREMIUMS AND BILLINGS
                        ---------------------

          8.1 All premiums and payments on the Automobile Policies paid by policyholders on and after the Effective Date shall become the property of Reinsurer and shall be paid to Reinsurer forthwith and without charge if received by Ceding Company.

          8.2 All monies, checks, drafts, money orders, postal notes, and other instruments received after the Effective Date by Ceding Company for premiums on the Automobile Policies reinsured under this Agreement or in connection with the assets transferred hereunder shall be forthwith transferred and delivered to Reinsurer and any such instruments when so delivered shall bear all endorsements required to effect the transfer of same to Reinsurer. Reinsurer shall be authorized to endorse for payment all checks, drafts, money orders, and other instruments payable to, or to the order of Ceding Company and received by Reinsurer for premiums for the Automobile Policies assigned under this Agreement.

       9.  COMMISSIONS, PREMIUM TAXES, REFUNDS AND CLAIMS
           ----------------------------------------------

          9.1 Reinsurer shall be liable for any unpaid amounts, as of the Effective Date, including, but not limited to commissions, premium taxes, uncollectible premium, refunds of premium due to cancellation, and properly payable claims with



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respect to the Automobile Policies whether arising before, on and after the Effective Date.

               10.  CORRESPONDENCE, PREMIUMS, ETC.
                    ------------------------------

          10.1 Any and all correspondence, premiums, records, or other items coming to Ceding Company after the Effective Date pertaining to the Automobile Policies shall be immediately and forthwith delivered to Reinsurer without charge to Reinsurer.

                   11.  INABILITY OF REINSURER
                        ----------------------

          11.1 Ceding Company agrees that despite its cession of the Automobile Policies as provided for in this Agreement, in the event the Reinsurer is unable to fulfill its obligations, the Ceding Company remains liable according to the policies' terms and subject to the Ceding Company's assuming control of the business.

                        12.  ARBITRATION
                             -----------

          12.1 In the event of any dispute or difference of opinion arising out of this Agreement which cannot be amicably resolved by the parties, the parties agree that such dispute or difference of opinion shall be submitted to and settled by binding arbitration or other alternative dispute resolution process of the parties' choice.

               13.  INDEMNIFICATION AND LIABILITY
                    -----------------------------

          13.1 Each party shall indemnify and hold harmless the other party from and against and shall be liable to the other for all losses, claims, damages, demands, actions, causes of action, and the expense of defending same, including reasonable attorneys' fees, resulting from or arising out of any negligent act, omission, or breach by such party and/or its employees, officers, and agents, with respect to the obligations under the Automobile Policies or this Agreement.

            14.  TERMINATION OF QUOTA SHARE AGREEMENT
                 ------------------------------------

          14.1 Ceding Company and Reinsurer hereby agree to terminate the Quota Share Agreement as of the Effective Date.
Notwithstanding the requirement under Article 11 of the Quota Share Agreement that it may be terminated upon 30 days' notice, in addition to its other purposes, this Agreement constitutes a

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written agreement by Ceding Company and Reinsurer to revise the
Quota Share Agreement to permit its immediate termination by written agreement of both parties and to effect such termination without further writings.

                      15.  OTHER PROVISIONS
                           ----------------

          15.1 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of both Ceding Company and Reinsurer.

          15.2 Should either party fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and a result of a misunderstanding, oversight, or clerical error, then this Agreement shall not be deemed abrogated thereby, but each party shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred.

          15.3 Any notice required or permitted shall be in writing and shall be deemed sufficient if sent via facsimile transmission or mailed with postage prepaid or hand delivered, as follows:

          To Ceding Company:

               Mr. Ronald F. Johnson
               President
               Stonewall Insurance Company
               2204 Lakeshore Drive
               Birmingham, Alabama  35209

          To Reinsurer:

               Mr. James R. Gober, CPCU
               President
               Infinity Insurance Company
               2204 Lakeshore Drive
               Birmingham, Alabama  35209

          15.4 Nothing herein, expressed or implied, is intended, or shall be construed, to confer upon or give any person, firm, or corporation, other than Reinsurer and Ceding Company, any rights or remedies under or by reason of this Agreement.



                                     -5-

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          IN WITNESS WHEREOF, Ceding Company and Reinsurer have
caused this instrument to be executed by their duly authorized officers effective as of the day and the year first herein above written.

STONEWALL INSURANCE COMPANY


By:     Ronald F. Johnson
        -------------------------------
        Ronald F. Johnson, President


INFINITY INSURANCE COMPANY


By:     James R. Gober
        -------------------------------
        James R. Gober, CPCU, President



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                           ASSUMPTION CERTIFICATE



POLICYHOLDER:

INSURANCE POLICY NUMBER:

This certificate will certify that INFINITY INSURANCE COMPANY, pursuant to the terms of a Bulk Reinsurance and Assumption Agreement with STONEWALL INSURANCE COMPANY, hereby assumes all liability under the Insurance Policy named above, in accordance with the terms and conditions of said Policy, as of 11:59 P.M. Pacific Standard Time, December 31, 1994 provided the Policy was in force under its terms on such date and subject, however, to all defenses and offsets available to STONEWALL INSURANCE COMPANY on that date. Wherever the name Stonewall Insurance Company appears in your policy, it is now deemed to be Infinity Insurance Company. In all respects, the provisions and benefits afforded under your contract remain unchanged.

Further premium payments now or hereafter due are payable to INFINITY INSURANCE GROUP, as agent for INFINITY INSURANCE COMPANY, at 2204 Lakeshore Drive, Birmingham, Alabama 35209.

IN WITNESS WHEREOF, INFINITY INSURANCE COMPANY has caused this
Certificate to be executed in its name by its President and Secretary, both being authorized thereof, this _____ day of _____________, 1995.

CONTRACTHOLDER: PLEASE BE ADVISED THAT YOU RETAIN ALL RIGHTS WITH RESPECT TO YOUR CONTRACT AGAINST YOUR ORIGINAL INSURER IN THE EVENT THE ASSUMING INSURER IS UNABLE TO FULFILL ITS OBLIGATIONS. IN SUCH EVENT, YOUR ORIGINAL INSURER REMAINS LIABLE TO YOU NOT WITHSTANDING THE TERMS OF ITS ASSUMPTION AGREEMENT.



----------------------------       ------------------------------
William H. Dibble, Secretary       James R. Gober, President



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